TRIMBLE NAVIGATION LIMITED
                                  EXHIBIT 11.1

                    Computation of Earnings (Loss) Per Share
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                                                              Years Ended December 31,
                                                      --------------------------------------

                                                            1996        1995      1994
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(In thousands, except per share data)

PRIMARY EARNINGS (LOSS) PER SHARE
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 Computation of common and common
   equivalent shares outstanding:
   Common stock outstanding ........................        22,005    19,949    18,340
   Common stock options ............................            --     1,159       689
   Common stock warrants ...........................            --       198        33
                                                       -----------   -------   -------
Total weighted average common
   and dilutive common equivalent shares outstanding        22,005    21,306    19,062
                                                       ===========   =======   =======


Net income (loss) ..................................   $   (11,302)  $11,261   $10,024
                                                       ===========   =======   =======


Primary earnings (loss) per share ..................   $     (0.51)  $  0.53   $  0.53
                                                       ===========   =======   =======


FULLY DILUTED EARNINGS (LOSS) PER SHARE

 Computation of common and common
   equivalent shares outstanding:
   Common stock outstanding ........................        22,005    19,949    18,340
   Common stock options ............................            --     1,193       728
   Common stock warrants ...........................            --       204        35
                                                       -----------   -------   -------
Total weighted average common
   and dilutive common equivalent shares outstanding        22,005    21,346    19,103
                                                       ===========   =======   =======


Net income (loss) ..................................   $   (11,302)  $11,261   $10,024
                                                       ===========   =======   =======


Fully diluted earnings (loss) per share ............   $     (0.51)  $  0.53   $  0.53
                                                       ===========   =======   =======

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